Exhibit 10.2
RTW, INC.
2005 STOCK PLAN
(as amended through June 14, 2006)
     SECTION 1. General Purpose of Plan; Definitions.
     The name of this plan is the RTW, Inc. 2005 Stock Plan (the “Plan”). The purpose of the Plan is to enable RTW, Inc. (the “Company”) and its Subsidiaries to retain and attract executives and other key employees, directors and consultants who contribute to the Company’s success by their ability, ingenuity and industry, and to enable these individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company.
     For purposes of the Plan, the following terms are defined as set forth below:
a.	“Board” means the Board of Directors of the Company as it may be comprised from time to time.

b.	“Cause” means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, willful misconduct, dishonesty or intentional violation of a statute, rule or regulation, any of which, in the judgment of the Company, is harmful to the business or reputation of the Company.

c.	“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

d.	“Committee” means the Committee referred to in Section 2 of the Plan.

e.	“Consultant” means any person performing services for the Company or any Parent Corporation or Subsidiary of the Company and who is not an employee of the Company or any Parent Corporation or Subsidiary of the Company.

f.	“Company” means RTW, Inc., a corporation organized under the laws of the State of Minnesota (or any successor corporation).

g.	“Deferred Stock” means an award made pursuant to Section 8 below of the right to receive stock at the end of a specified deferral period.

h.	“Disability” means permanent and total disability as determined by the Committee.

i.	“Early Retirement” means retirement, with consent of the Committee at the time of retirement, from active employment with the Company and any Subsidiary or Parent Corporation of the Company.

j.	“Fair Market Value” of Stock on any given date will be determined by the Committee as follows: (a) if the Stock is listed for trading on one or more national securities exchanges, or is traded on the Nasdaq Stock Market, the last reported sale price on the principal such exchange or the Nasdaq Stock Market on the date in question, or if the Stock has been traded on such principal exchange on such date, the last reported sales price on such principal exchange or the Nasdaq Stock Market on the first day prior thereto on which such Stock was so traded; or (b) if the Stock is not listed for trading on a national securities exchange or the Nasdaq Stock Market, but is traded in the over-the-counter market, including the Nasdaq System, the closing bid price for such Stock on the date in question, or if there is no such bid price for such Stock on such date, the closing bid price on the first day prior thereto on which such price existed; or (c) if neither (a) or (b) is applicable, by any means fair and reasonable by the Committee, which determination will be final and binding on all parties.

k.	“Incentive Stock Option” means any Stock Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

l.	“Non-Employee Director” means a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934.

m.	“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option, and is intended to be and is designated as a “Non-Qualified Stock Option.”

n.	“Normal Retirement” means retirement from active employment with the Company and any Subsidiary or Parent Corporation of the Company on or after age [60].

0.	“Outside Director” means a Director who: (a) is not a current employee of the Company or any member of an affiliated group which includes the Company; (b) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (c) has not been an officer of the Company; (d) does not receive remuneration from the Company, either directly or indirectly, in any capacity other than as a director, except as otherwise permitted under Code Section 162(m) and regulations thereunder. For this purpose, remuneration includes any payment in exchange for good or services. This definition will be further governed by the provisions of Code Section 162(m) and regulations promulgated thereunder.

p.	“Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

q.	“Restricted Stock” means an award of shares of Stock that are subject to restrictions under Section 7 below.

r.	“Retirement” means Normal Retirement or Early Retirement.

s.	“Stock” means the Common Stock of the Company.

t.	“Stock Appreciation Right” means the right pursuant to an award granted under Section 6 below to surrender to the Company all or a portion of a Stock Option in exchange for an amount equal to the difference between (i) Fair Market Value, as of the date such Stock Option or such portion thereof is surrendered, of the shares of Stock covered by such Stock Option or such portion thereof, and (ii) the aggregate exercise price of such Stock Option or such portion thereof.

u.	“Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5 below.

v.	“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
     SECTION 2. Administration.
     The Plan will be administered by the Board of Directors or by a Committee appointed by the Board of Directors, consisting of not less than two Directors, all of whom must be Outside Directors and Non-Employee Directors, and who serve at the pleasure of the Board. Any or all of the functions of the Committee specified in the Plan may be exercised by the Board, unless the Plan specifically states otherwise.
     The Committee has the power and authority to grant to eligible employees, members of the Board of Directors,

or Consultants, pursuant to the terms of the Plan: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, or (iv) Deferred Stock awards.
     In particular, the Committee has the authority:
(i)	to select the officers and other key employees of the Company and its Subsidiaries and other eligible persons to whom Stock Options, Stock Appreciation Rights, Restricted Stock and Deferred Stock awards may from time to time be granted hereunder;

(ii)	to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock and Deferred Stock awards, or a combination of the foregoing, are to be granted hereunder;

(iii)	to determine the number of shares to be covered by each such award granted hereunder;

(iv)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, any restriction on any Stock Option or other award and the shares of Stock relating thereto); and

(v)	to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan may be deferred either automatically or at the election of the participant.
     The Committee will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it may, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may delegate to executive officers of the Company the authority to exercise the powers specified in (i), (ii), (iii), (iv), and (v) above with respect to persons who are not executive officers of the Company.
     All decisions made by the Committee pursuant to the provisions of the Plan will be final and binding on all persons, including the Company and Plan participants.
     SECTION 3. Stock Subject to Plan.
     The total number of shares of Stock reserved and available for distribution under the Plan will be 300,000 shares. These shares may consist, in whole or in part, of authorized and unissued shares.
     Subject to paragraph (b)(iv) of Section 6 below, if any shares that have been optioned cease to be subject to Stock Options, or if any shares subject to any Restricted Stock or Deferred Stock award granted hereunder are forfeited or such award otherwise terminates without a payment being made to the participant, the shares will again be available for distribution in connection with future awards under the Plan.
     In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, other change in corporate structure affecting the Stock, or spin-off or other distribution of assets to shareholders, such substitution or adjustment will be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding options granted under the Plan, and in the number of shares subject to Restricted Stock or Deferred Stock awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, with the number of shares subject to any award always being a whole number. Such adjusted option price will also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Option.

     SECTION 4. Eligibility.
     Officers, other key employees of the Company and Subsidiaries, Directors and Consultants who are responsible for or contribute to the management, growth and profitability of the business of the Company and its Subsidiaries are eligible to be granted Stock Options, Stock Appreciation Rights, Restricted Stock or Deferred Stock awards under the Plan. The optionees and participants under the Plan will be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee may determine, in its sole discretion, the number of shares covered by each award.
     Notwithstanding the foregoing, no person may, during any fiscal year of the Company, receive grants of Stock Options, Stock Appreciation Rights, Restricted Stock Awards or Deferred Stock Awards under this Plan that, in the aggregate, exceed 100,000 shares.
     SECTION 5. Stock Options.
     Any Stock Option granted under the Plan will be in such form as the Committee may from time to time approve.
     The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. No Incentive Stock Options may be granted more than 10 years after the earlier of (i) the date the Plan is adopted by the Board and (ii) the date the Plan is approved by the shareholders. If the Plan is amended to increase the number of shares authorized for issuance, this 10-year period will automatically be extended to allow the granting of Incentive Stock Option for the additional shares for an additional 10 years from the earlier of (i) the date the amendment is adopted by the Board and (ii) the date it the amendment is approved by the shareholders.
     The Committee has the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of options (in each case with or without Stock Appreciation Rights). To the extent that any option does not qualify as an Incentive Stock Option, it will constitute a separate Non-Qualified Stock Option.
     Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options may be interpreted, amended or altered, nor may any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. The preceding sentence does not preclude any modification or amendment to an outstanding Incentive Stock Option, whether or not such modification or amendment results in disqualification of such Option as an Incentive Stock Option if the optionee consents in writing to the modification or amendment.
     Options granted under the Plan will be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems desirable.
     (a) Option Price. The option price per share of Stock purchasable under a Stock Option will be determined by the Committee at the time of grant. In no event may the option price per share of Stock purchasable under a Stock Option be less than 100% of the Fair Market Value of the Stock on the date of the grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the option price may be no less than 110% of the Fair Market Value of the Stock on the date the option is granted.
     (b) Option Term. The term of each Stock Option will be fixed by the Committee, but no Incentive Stock Option may be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such option may be no more than five years from the date of grant.
     (c) Exercisability. Stock Options will be exercisable at such time or times as determined by the Committee at or after grant. If the Committee provides, in its discretion, that any option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its discretion, extend or vary the term of any Stock Option or any installment thereof, whether or not the optionee is then employed by the Company, if such action is deemed to be in the best interests of the Company. Notwithstanding anything contained in the Plan to the contrary, in the event of the sale by the Company of substantially all of its assets and the consequent discontinuance of its business, or in the event of a merger, exchange, consolidation or liquidation of the Company, the Board may, in its sole discretion, in connection with the Board’s adoption of the plan for sale, merger, exchange, consolidation or liquidation, provide for one or more of the following: (i) the acceleration of the exercisability of any or all outstanding Stock Options; (ii) the complete termination of this Plan and cancellation of outstanding Stock Options not exercised prior to a date specified by the Board (which date must give optionees a reasonable period of time in which to exercise vested options prior to the effectiveness of such sale, merger, exchange, consolidation or liquidation); and (iii) the continuance of the Plan with respect to the exercise of options that were outstanding as of the date of adoption by the Board of such plan for sale, merger, exchange, consolidation or liquidation and provide to optionees holding such options the right to exercise their respective options as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such sale, merger, exchange, consolidation or liquidation. The grant of an option pursuant to the Plan will not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.
     (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased. The notice must be accompanied by payment in full of the purchase price, either by check, or by any other form of legal consideration deemed sufficient by the Committee and consistent with the Plan’s purpose and applicable law, including a properly executed exercise notice together with irrevocable instructions to a broker acceptable to the Company to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price. As determined by the Committee at the time of grant or exercise, in its sole discretion, payment in full or in part may also be made in the form of Stock already owned by the optionee (which has been owned for more than six months on the date of surrender) or, in the case of the exercise of a Non-Qualified Stock Option, by delivery of Restricted Stock or Deferred Stock subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee). In the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares may be authorized only at the time the option is granted, and that in the event payment is made in the form of shares of Restricted Stock or a Deferred Stock award, the optionee will receive a portion of the option shares in the form of, and in an amount equal to, the Restricted Stock or Deferred Stock award tendered as payment by the optionee. If the terms of an option so permit, an optionee may elect to pay all or part of the option exercise price by having the Company withhold from the shares of Stock that would otherwise be issued upon exercise that number of shares of Stock having a Fair Market Value equal to the aggregate option exercise price for the shares with respect to which such election is made. No shares of Stock may be issued until full payment for the shares has been made. An optionee will generally have the rights to dividends and other rights of a shareholder with respect to shares subject to the option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (a) of Section 12.
     (e) Non-transferability of Options. (i) No Incentive Stock Option is transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options will be exercisable, during the optionee’s lifetime, only by the optionee; and (ii) The Committee may, in its discretion, authorize all or a portion of any Nonqualified Stock Options to be granted to an optionee to be on terms that permit transfer by such optionee to (A) the spouse, children or grandchildren of the optionee (“Immediate Family Members”), (B) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (C) a partnership or partnerships in which such Immediate Family Members are the only partners, if (1) there may be no consideration for any such transfer, (2) the Agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 5(f)(ii), and (3) subsequent transfers of transferred options will be prohibited except those in accordance with Section 5(f)(i). Following transfer, any such options will continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, but (i) the term “optionee” will in such event be deemed to refer to the transferee, and (ii) the events of termination of employment of Sections 5(g), 5(h) and 5(i) hereof will continue to be applied with respect to the original optionee, following which the options will be exercisable by the transferee only to the extent, and for the periods specified in such Sections.
     (f) Termination by Death. If an optionee’s employment by the Company and any Subsidiary or Parent Corporation terminates by reason of death, the Stock Option may thereafter be immediately exercised, to the extent then exercisable, by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of three years from the date of such death or until the expiration of the stated term of the option, whichever period is shorter.
     (g) Termination by Reason of Disability. If an optionee’s employment by the Company and any Subsidiary or Parent Corporation terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability, but may not be exercised after one year from the date of such termination of employment or the expiration of the stated term of the option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.
     (h) Termination by Reason of Retirement. If an optionee’s employment by the Company and any Subsidiary or Parent Corporation terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement, but may not be exercised after one year from the date of such termination of employment or the expiration of the stated term of the option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.
     (i) Other Termination. Unless otherwise determined by the Committee, if an optionee’s employment by the Company and any Subsidiary or Parent Corporation terminates for any reason other than death, Disability or Retirement, the Stock Option will thereupon terminate, except that, if the optionee is involuntarily terminated without Cause by the Company and any Subsidiary or Parent Corporation, the option may be exercised to the extent it was exercisable at such termination for the lesser of three months or the balance of the option’s term.
     (j) Annual Limit on Incentive Stock Options. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which an Incentive Stock Option under this Plan or any other plan of the Company and any Subsidiary or Parent Corporation is exercisable for the first time by an optionee during any calendar year may not exceed $100,000.
     SECTION 6. Stock Appreciation Rights.
     (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, these rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of the option.
     A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option will terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related stock Option will not be reduced until the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.
     A Stock Appreciation Right may be exercised by an optionee, in accordance with paragraph (b) of this Section 6, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee will be entitled to receive an amount determined in the manner prescribed in paragraph (b) of this Section 6. Stock Options that have been so surrendered, in whole or in part, will no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.
     (b) Terms and Conditions. Stock Appreciation Rights will be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as may be determined from time to time by the Committee, including the following:
     (i) Stock Appreciation Rights will be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan.
     (ii) Upon the exercise of a Stock Appreciation Right, an optionee will be entitled to receive up to, but not more than, an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related option multiplied by the number of shares in respect of which the Stock Appreciation Right has been exercised, with the Committee having the right to determine the form of payment.
     (iii) Stock Appreciation Rights will be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5 of the Plan.
     (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related will be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued or issuable under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.
     (v) A Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Option.
     SECTION 7. Restricted Stock.
     (a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee will determine the officers, key employees, members of the Board of Directors and Consultants of the Company and Subsidiaries to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The Committee may also condition the grant of Restricted Stock upon the attainment of specified performance goals. The provisions of Restricted Stock awards need not be the same with respect to each recipient.
     (b) Awards and Certificates. The prospective recipient of an award of shares of Restricted Stock will not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions.
          (i) Each participant will be issued a stock certificate in respect of shares of Restricted Stock awarded under the Plan. Such certificate will be registered in the name of the participant, and will bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:
“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the RTW, Inc. 2005 Stock Plan and an Agreement entered into between the registered owner and RTW, Inc. Copies of such Plan and Agreement are on file in the offices of RTW, Inc., 8500 Normandale Lake Boulevard, Minneapolis, MN 55437.”

     (ii) The Committee must require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon have lapsed, and that, as a condition of any Restricted Stock award, the participant must deliver a stock power, endorsed in blank, relating to the Stock covered by such award.
     (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan will be subject to the following restrictions and conditions:
     (i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the “Restriction Period”), the participant will not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. In no event may the Restriction Period be less than one (1) year. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.
     (ii) Except as provided in paragraph (c)(i) of this Section 7, the participant will have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional shares of Restricted Stock (to the extent shares are available under Section 3 and subject to paragraph (f) of Section 12). Certificates for shares of unrestricted Stock will be delivered to the grantee promptly after, and only after, the period of forfeiture has expired without forfeiture in respect of such shares of Restricted Stock.
     (iii) Subject to the provisions of the award agreement and paragraph (c)(iv) of this Section 7, upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction will be forfeited by the participant.
     (iv) In the event of special hardship circumstances of a participant whose employment is terminated (other than for Cause), including death, Disability or Retirement, or in the event of an unforeseeable emergency of a participant still in service, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to such participant’s shares of Restricted Stock.
     (v) Notwithstanding the foregoing, in the event of the sale by the Company of substantially all of its assets and the consequent discontinuance of its business, or in the event of a merger, exchange, consolidation or liquidation of the Company, the Board may, in its sole discretion, in connection with the Board’s adoption of the plan for sale, merger, exchange, consolidation or liquidation, provide for one or more of the following with respect to Restricted Stock Awards that are, on such date, still subject to a Restriction Period: (i) the removal of the restrictions on any or all outstanding Restricted Stock Awards; (ii) the complete termination of this Plan and forfeiture of outstanding Restricted Stock Awards prior to a date specified by the Board; and (iii) the continuance of the Plan with respect to the Restricted Stock Award that were outstanding as of the date of adoption by the Board of such plan for sale, merger, exchange, consolidation or liquidation and provide to participants holding Restricted Stock Awards the right to an equivalent number of restricted shares of stock of the corporation succeeding the Company by reason of such sale, merger, exchange, consolidation or liquidation. The grant of a Restricted Stock Award pursuant to the Plan will not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.
     SECTION 8. Deferred Stock Awards.
     (a) Administration. Deferred Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee will determine the officers, key employees, members of the Board of Directors and Consultants of the Company and Subsidiaries to whom and the time or times at which Deferred Stock will be awarded, the number of Shares of Deferred Stock to be awarded to any participant or group of participants, the duration of the period (the “Deferral Period”) during which, and the conditions under which, receipt of the Stock will be deferred, and the terms and conditions of the award in addition to those contained in paragraph (b) of this Section 8. The Committee may also condition the grant of Deferred Stock upon the attainment of specified performance goals. The provisions of Deferred Stock awards need not be the same with respect to each recipient.
(b)	Terms and Conditions.
     (i) Subject to the provisions of this Plan and the award agreement, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. In no event may the Deferral Period be less than one (1) year. At the expiration of the Deferral Period (or Elective Deferral Period, where applicable), share certificates will be delivered to the participant, or his legal representative, in a number equal to the shares covered by the Deferred Stock award.
     (ii) Amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock award will be paid to the participant currently or deferred and deemed to be reinvested in additional Deferred Stock or otherwise reinvested, all as determined at the time of the award by the Committee, in its sole discretion.
     (iii) Subject to the provisions of the award agreement and paragraph (b)(iv) of this Section 8, upon termination of employment for any reason during the Deferral Period for a given award, the Deferred Stock in question will be forfeited by the participant.
     (iv) In the event of special hardship circumstances of a participant whose employment is terminated (other than for Cause) including death, Disability or Retirement, or in the event of an unforeseeable emergency of a participant still in service, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all of the remaining deferral limitations imposed hereunder with respect to any or all of the participant’s Deferred Stock.
     (v) A participant may elect to further defer receipt of the award for a specified period or until a specified event (the “Elective Deferral Period”), subject in each case to the Committee’s approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made prior to completion of one half of the Deferral Period for a Deferred Stock award (or for an installment of such an award).
     (vi) Each award must be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Company and the participant.
     SECTION 9. Transfer, Leave of Absence, etc.
     For purposes of the Plan, the following events will not be deemed a termination of employment:
     (a) a transfer of an employee from the Company to a Parent Corporation or Subsidiary, or from a Parent Corporation or Subsidiary to the Company, or from one Subsidiary to another;
     (b) a leave of absence, approved in writing by the Committee, for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed ninety (90) days (or such longer period as the Committee may approve, in its sole discretion); and
     (c) a leave of absence in excess of ninety (90) days, approved in writing by the Committee, but only if the employee’s right to reemployment is guaranteed either by a statute or by contract, and may, in the case of any leave of absence, the employee returns to work within 30 days after the end of such leave.

     SECTION 10. Amendments and Termination.
     The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation may be made (i) that would impair the rights of an optionee or participant under a Stock Option, Restricted Stock or other Stock-based award theretofore granted, without the optionee’s or participant’s consent, or (ii) which without the approval of the shareholders of the Company would cause the Plan to no longer comply with Rule 16b-3 under the Securities Exchange Act of 1934, Section 422 of the Code or any other regulatory requirements.
     The Committee may amend the terms of any award or option theretofore granted, prospectively or retroactively, but no such amendment may impair the rights of any holder without his or her consent except to the extent authorized under the Plan. The Committee may also substitute new Stock Options for previously granted options, including previously granted options having higher option prices.
     SECTION 11. Unfunded Status of Plan.
     The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein gives any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, if the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.
     SECTION 12. General Provisions.
     (a) The Committee may require each person purchasing shares pursuant to a Stock Option under the Plan to represent to and agree with the Company in writing that the optionee is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.
     All certificates for shares of Stock delivered under the Plan pursuant to any Restricted Stock, Deferred Stock or other Stock-based awards will be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
     (b) Subject to paragraph (d) below, recipients of Restricted Stock, Deferred Stock and other Stock-based awards under the Plan (other than Stock Options) are not required to make any payment or provide consideration other than the rendering of services.
     (c) Nothing contained in this Plan will prevent the Board of Directors from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan will not confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or a Subsidiary, as the case may be, nor will it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.
     (d) Each participant must, no later than the date as of which any part of the value of an award first becomes includible as compensation in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan will be conditional on such payment or arrangements and the Company and Subsidiaries will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. With respect to any award under the Plan, if the terms of such award so permit, a participant may elect by written notice to the Company to satisfy part or all of the withholding tax requirements associated with the award by (i) authorizing the Company to retain from the number of shares of Stock that would otherwise be deliverable to the participant, or (ii) delivering to the Company from shares of Stock already owned by the participant, that number of shares having an aggregate Fair Market Value equal to part or all of the tax payable by the participant under this Section 12(d). Any such election must be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings.
     (e) At the time of grant, the Committee may provide in connection with any grant made under this Plan that the shares of Stock received as a result of such grant will be subject to a repurchase right in favor of the Company, pursuant to which the participant will be required to offer to the Company upon termination of employment for any reason any shares that the participant acquired under the Plan, with the price being the then Fair Market Value of the Stock or, in the case of a termination for Cause, an amount equal to the cash consideration paid for the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant. The Committee may, at the time of the grant of an award under the Plan, provide the Company with the right to repurchase, or require the forfeiture of, shares of Stock acquired pursuant to the Plan by any participant who, at any time within two years after termination of employment with the Company, directly or indirectly competes with, or is employed by a competitor of, the Company.
     (f) The reinvestment of dividends in additional Restricted Stock (or in Deferred Stock or other types of Plan awards) at the time of any dividend payment will only be permissible if the Committee (or the Company’s chief financial officer) certifies in writing that under Section 3 sufficient shares are available for such reinvestment (taking into account then outstanding Stock Options and other Plan awards).
     SECTION 13. Effective Date of Plan.
     The Plan will be effective on the date it is approved by a vote of the holders of a majority of the Stock present and entitled to vote at a meeting of the Company’s shareholders.
Approval by Board of Directors on April 29, 2005
Approved by the Shareholders on June 15, 2005
Amendment No. 1 adopted by Board of Director on March 28, 2006
Amendment No. 1 approved by the Shareholders on June 14, 2006